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                                                                  Exhibit 23.5


                           CONSENT OF LEHMAN BROTHERS


     We hereby consent to the use of our opinion letter dated March 6, 2000 to the Board of Directors of Biomatrix (the "Company") attached as Appendix C to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background and Reasons for the Merger" and "Fairness Opinion of Biomatrix' Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                        LEHMAN BROTHERS INC.



                                    By: /s/ Kevin R. Genirs
                                       -----------------------------------
                                       Senior Vice President

New York, New York
June 30, 2000